August 7, 2025

VIA EDGAR

Division of Investment Management

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE:	John Hancock Small Cap Core Fund, a series of John Hancock Investment Trust (the “Trust”) Registration Statement on Form N-14

Ladies and Gentlemen:

We consent to the filing of our tax opinion as an exhibit to the Post Effective Amendment to the Registration Statement on Form N-14 of the Trust to be filed with the Securities and Exchange Commission on or about August 7, 2025, and to the references made to our Firm therein and in any amendments thereto.

Very truly yours,

/s/ K&L Gates LLP